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EXHIBIT N0. 4(B)

(FACE OF SECURITY)

REGISTERED                                                     REGISTERED
NO. R _________                                             $____________
                                                          CUSIP 743315 AD 5
                                                    SEE REVERSE FOR CERTAIN
                                                                DEFINITIONS


                           THE PROGRESSIVE CORPORATION

                 10-1/8% SUBORDINATED NOTE DUE DECEMBER 15, 2000


                 THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to ___________________________________ or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Providence, Rhode Island, the principal sum of __________________ Dollars on December 15, 2000, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 1989, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the June 15 or the December 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from December 15, 1988, until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after the first day of June or December, as the case may be, and before the following June 15 or December 15, this Note shall bear interest from such June 15 or December 15; PROVIDED, that if the Issuer shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or, if no interest has been paid on these Notes, from December 15, 1988. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the June 1 or December 1, as the case may be, next preceding such June 15 or December 15.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

(CORPORATE SEAL)

                                           THE PROGRESSIVE CORPORATION

Attest:

         /s/ David M. Schneider               By /s/ Peter B. Lewis
        ----------------------             -------------------------------------
               Secretary                   President and Chief Executive Officer



Dated:____________

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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                                     Rhode Island Hospital Trust
                                                       National Bank, as Trustee


                                             By.................................
                                                            Authorized Signatory


                               (BACK OF SECURITY)

                           THE PROGRESSIVE CORPORATION

                 10-1/8% SUBORDINATED NOTE DUE DECEMBER 15, 2000



        This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of November 15, 1988 (herein called the "Indenture"), duly executed and delivered by the Issuer to Rhode Island Hospital Trust National Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 10-1/8% Subordinated Note Due December 15, 2000 of the Issuer, limited in aggregate principal amount to $150,000,000.

         In case an Event of Default with respect to the 10-1/8% Subordinated Notes Due December 15, 2000, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         This Note is subordinated to all existing and future Senior Indebtedness (as defined in the Indenture) of the Issuer. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities of any series. Any Securityholder by accepting this Note agrees to the subordination and authorizes the Trustee to give it effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; PROVIDED HOWEVER, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or

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impair or affect the rights of any Holder to institute suit for the payment thereof, or make any change in the subordination provisions that adversely affects the rights of any Holder, in each case, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 at the office or agency of the Issuer at the office of the Trustee in Providence, Rhode Island, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Notes are not subject to redemption at the option of the Issuer or through the operation of a sinking fund.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer or at the office of the Trustee in Providence, Rhode Island, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.


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                            ------------------------
                                  ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



       TEN COM                 -              as tenants in common
       TEN ENT                 -              as tenants by the entireties
       CUST                    -              Custodian
       JT TEN                  -              as joint tenants with right of
                                              survivorship and not as tenants
                                              in common
       UNIF GIFT MIN ACT       -              __(Cust)___Custodian __(Minor)
                                              under Uniform Gifts to Minors Act

                                              ---------------------------------
                                                            (State)



     Additional abbreviations may also be used though not in the above list.

                  ---------------------------------------------

  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE

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     Please print or typewrite name and address including postal zip code of assignee


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                         the within Note and all rights
           thereunder, hereby irrevocably constituting and appointing


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               attorney to transfer said Note on the books of the
            Issuer, with full power of substitution in the premises.



Date:
     -------------------             -------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.